AMENDED AND RESTATED

                          INVESTMENT ADVISORY AGREEMENT

                            MEEHAN MUTUAL FUNDS, INC.

     This Agreement, made and entered into as of the first day of November 2007, amends and restates the Agreement entered into as of the 30th day of November, 1999, by and between Meehan Mutual Funds, Inc., a Maryland corporation (the "Fund"), and Edgemoor Capital Management, Inc. (now known as Edgemoor Investment Advisors, Inc.), a Maryland corporation (hereinafter referred to as "Edgemoor").

     WHEREAS, the Fund is an open-end management investment company, registered under the Investment Company Act of 1940, as amended (the "Act"), and authorized to issue shares representing interests in the Fund (the "Portfolio"); and

     WHEREAS, Edgemoor is registered as an investment advisor under the Investment Advisers Act of 1940, and engages in the business of asset management; and

     WHEREAS, the Fund desires to retain Edgemoor to render certain investment management services to the Fund and Edgemoor is willing to render such services;

     NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows;

     1.     OBLIGATIONS  OF  INVESTMENT  ADVISOR

          (A)     SERVICES.   Edgemoor  agrees to perform the following services
(the "Services")  for  the  Fund:

               (1) manage the investment and reinvestment of the Portfolio's assets;

               (2) continuously review, supervise, and administer the investment program of the Portfolio;

               (3) determine, in its discretion, the securities to be purchased, retained or sold (and implement those decisions);

               (4) provide the Fund with records concerning Edgemoor's activities which the Fund is required to maintain; and

               (5) render regular reports to the Fund's officers and directors concerning Edgemoor's discharge of the foregoing responsibilities.

     Edgemoor shall discharge the foregoing responsibilities subject to the control of the officers and the directors of the Fund and in compliance with such policies as the directors may from time to time establish, and in compliance with the objectives, policies, and limitations of the Portfolio set forth in the Fund's prospectus, as amended from time to time, and with all applicable laws and regulations. All Services to be furnished by Edgemoor under this Agreement may be furnished through the medium of any directors, officers or employees of Edgemoor or through such other parties as Edgemoor may determine from time to time.

     Edgemoor agrees, at its own expense or at the expense of one or more of its affiliates, to render the Services and to provide the office space, furnishings, equipment and personnel as may be reasonably required in the judgment of the Board of Directors of the Fund to perform the Services on the terms and for the compensation provided herein. Edgemoor shall authorize and permit any of its officers, directors and employees, who may be elected as directors or officers of the Fund, to serve in the capacities in which they are elected.

     Except to the extent expressly assumed by Edgemoor herein and except to the extent required by law to be paid by Edgemoor, the Fund shall pay all costs and expenses in connection with its operation and organization.

     (B) BOOKS AND RECORDS. All books and records prepared and maintained by Edgemoor for the Fund under this Agreement shall be the property of the Fund and, upon request therefor, Edgemoor shall surrender to the Fund such of the books and records so requested.

     2. PORTFOLIO TRANSACTIONS. Edgemoor is authorized to select the brokers or dealers that will execute the purchases and sales of portfolio securities for the Portfolio and is directed to use its best efforts to obtain the best net results as described in the Fund's prospectus from time to time. Edgemoor may, in its discretion, purchase and sell portfolio securities from and to brokers and dealers who provide the Portfolio with research, analysis, advice and similar services, and Edgemoor may pay to these brokers and dealers, in return for research and analysis, a higher commission or spread than may be charged by other brokers and dealers, provided that Edgemoor determines in good faith that such commission is reasonable in terms either of that particular transaction or of the overall responsibility of Edgemoor to the Fund and its other clients and that the total commission paid by the Fund will be reasonable in relation to the benefits to the Portfolio over the long-term. Edgemoor will promptly communicate to the officers and the directors of the Fund such information relating to portfolio transactions as they may reasonably request.

     3. COMPENSATION OF EDGEMOOR. The Fund will pay to Edgemoor on the last day of each month an annual fee equal to 0.90% of average net asset value of the Portfolio, such fee to be computed daily based upon the net asset value of the Portfolio as determined by a valuation made in accordance with the Fund's procedure for calculating Portfolio net asset value as described in the Fund's Prospectus and/or Statement of Additional Information. During any period when the determination of a Portfolio's net asset value is suspended by the directors of the Fund, the net asset value of a share of that Portfolio as of the last business day prior to such suspension shall, for the purpose of this Paragraph 3, be deemed to be net asset value at the close of each succeeding business day until it is again determined.

     4. STATUS OF INVESTMENT ADVISOR. The services of Edgemoor to the Fund are not to be deemed exclusive, and Edgemoor shall be free to render similar services to others so long as its services to the Fund are not impaired thereby. Edgemoor shall be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund. Nothing in this Agreement shall limit or restrict the right of any director, officer or employee of Edgemoor, who may also be a director, officer, or employee of the Fund, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature.

     5. PERMISSIBLE INTERESTS. Directors, agents, and stockholders of the Fund are or may be interested in Edgemoor (or any successor thereof) as directors, partners, officers, or stockholders, or otherwise; directors, partners, officers, agents, and stockholders of Edgemoor are or may be interested in the Fund as directors, stockholders or otherwise; and Edgemoor (or any successor) is or may be interested in the Fund as a stockholder or otherwise.

     6.     LIABILITY  OF  INVESTMENT  ADVISOR.   Edgemoor  assumes  no
responsibility under this Agreement other than to render the services called for hereunder in good faith. Edgemoor shall not be liable for any error of judgment or for any loss suffered by the Fund in connection with the matters to which this Agreement relates, except a loss resulting from a breach of fiduciary duty with respect to receipt of compensation for services (in which case any award of damages shall be limited to the period and the amount set forth in Section 36(b)(3) of the Investment Company Act of 1940) or a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of, or from reckless disregard by it of its obligations and duties under, this Agreement.

     7. TERM. This Agreement shall remain in effect for two years from the date of its execution, and from year to year thereafter provided such continuance is approved at least annually by the vote of a majority of the directors of the Fund who are not parties to this Agreement or "interested persons" (as defined in the Act) of any such party, which vote must be cast in person at meeting called for the purpose of voting on such approval; provided, however, that;

          (a)     the  Fund  may,  at  any  time  and without the payment of any
penalty,     terminate  this  Agreement upon 60 days written notice to Edgemoor;

          (b) the Agreement shall immediately terminate in the event of its assignment (within the meaning of the Act and the Rules thereunder); and

          (c) Edgemoor may terminate this Agreement without payment of penalty on 60 days written notice to the Fund; and

          (d) the terms of paragraph 6 of this Agreement shall survive the termination of this Agreement.

     9. AMENDMENTS. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment of this Agreement shall be effective until approved by vote of the holders of a majority of the Fund's outstanding voting securities. This Amended and Restated Agreement supersedes the original Agreement, dated November 30, 1999, and any amendments and/or supplements to that Agreement.


     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and the year first written above.



MEEHAN MUTUAL FUNDS, INC.     EDGEMOOR INVESTMENT AVDVISORS, INC.

By:  /s/ Thomas P. Meehan                   By:  /s/ Thomas P. Meehan
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Title:  President                         Title:  President
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ATTEST:                              ATTEST: